EXHIBIT 10.8

January 5, 1998



Dr. Ralph W.F. Hardy
PO Box 509
Clarence Center, NY  14032

Dear Dr. Hardy:

By this letter agreement, BioTechnica would like to amend your Consulting Agreement dated November 27, 1996, as follows:

2.  Term; Payment Upon Termination

(a) The term of this Agreement shall commence on January 1, 1998, and shall terminate on the earlier of the death of the Consultant or on December 31, 1998 (the "Expiration Date").

If the provisions of this letter are in accordance with your understanding, please sign and return one of the enclosed copies.

Very truly yours,



/s/ Bruno Carette
President



/s/ Ralph W.F. Hardy                      January 5, 1998
Ralph W.F. Hardy                          Date